Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

[x]  Definitive Proxy Statement

                            WM. WRIGLEY JR. COMPANY
               (Name of Registrant as Specified In Its Charter)

                                  Wm. M. Piet
                  (Name of Person(s) Filing Proxy Statement)

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(3)

                            Wm. WRIGLEY Jr. Company

Wrigley Building - 410 N. Michigan Avenue - Chicago, Illinois
60611

                           NOTICE OF ANNUAL MEETING

To the Stockholders:

      The Annual Meeting of the Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, on Thursday, March 9, 1995, at 9:00 a.m., Central Standard Time, for the following purposes:

      1. To elect the full Board of nine directors for the ensuing year;

      2. To ratify the appointment of independent auditors for the year ending December 31, 1995; and
      3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Stockholders of record at the close of business on January
13, 1995 are entitled to vote at the meeting and any adjournments thereof.

      Your copy of the Annual Report of the Wm. Wrigley Jr.
Company and wholly-owned associated companies for 1994 is enclosed.

      You can help your Company to prepare for the meeting by marking, signing and dating the accompanying proxy and returning it as soon as possible. For your convenience, a return envelope is enclosed with postage paid if mailed in the United States or Canada.

                  By Authorization of the Board of Directors,

                                                        WM. M. PIET, Secretary
Chicago, February 8, 1995

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR
PROMPT COOPERATION IN SENDING IN YOUR SIGNED PROXY WILL BE
GREATLY APPRECIATED BY YOUR COMPANY.

Proxy Statement for
Annual Meeting of Stockholders of
WM. WRIGLEY JR. COMPANY
To Be Held on March 9, 1995

TABLE OF CONTENTS

Page

General                                                        1
Proposal 1 -- Election of Directors                            2
  Security Ownership of Directors and Executive Officers       4
  Security Ownership of Certain Beneficial Owners              6
  Meetings and Committees of the Board                         7
  Compensation of Directors                                    7
Proposal 2 -- The Appointment of Ernst & Young as Independent
Auditors                                                       8
Executive Compensation                                         9
  Compensation Committee Report on Executive Compensation      9
  Five-Year Total Stockholder Return Index                    13
  Summary Compensation Table                                  14
  Stock Options and Stock Appreciation Rights                 15
  Long-Term Stock Grant Program                               16
  Pension Plan                                                16
Compensation Committee Interlocks and Insider Participation   17
Related Transactions                                          17
Compliance with Section 16(a) of the Exchange Act             18
Stockholder Proposals for 1996 Annual Meeting                 18
Other Business                                                18

PROXY STATEMENT
FOR
MARCH 9, 1995 ANNUAL MEETING

GENERAL

      SOLICITATION OF PROXIES. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Wm. Wrigley Jr. Company in connection with the Annual Meeting of Stockholders to be held on Thursday, March 9, 1995, and at any adjournments thereof. The principal executive offices of the Company are located in the Wrigley Building, 410 North Michigan Avenue, Chicago, Illinois 60611. This proxy statement and the enclosed form of proxy are being mailed to stockholders on or about February 8, 1995, together with a copy of the Company's Annual Report for the fiscal year ended December 31, 1994.

      COSTS OF SOLICITATION. The costs of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone, telegram, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of stock.

      OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on January 13, 1995 will be entitled to vote at the meeting. Under Delaware law, as of January 13, 1995, there were 91,221,127 shares of Common Stock and 25,061,590 shares of Class B Common Stock deemed outstanding and entitled to vote. The Company's Restated Certificate of Incorporation does not permit cumulative voting. Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes on each matter.

      Shares of both classes of stock will vote together as a single class with respect to the election of directors and ratification of appointment of independent auditors. According to the Company's by-laws, the election of the nominees for director and the ratification of the appointment of independent auditors require the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented at the meeting in person or by proxy. Votes may be cast by a stockholder in favor of the nominees or withheld. Similarly, votes may be cast by a stockholder in favor or against ratification of appointment of independent auditors or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a negative vote.

      Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not have an effect on the outcome of the election of directors, the ratification of the appointment of independent auditors or any other matter which may be presented at the meeting.

      VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the Company prior to the meeting and not revoked, will be voted as directed therein. In the absence of direction from the stockholder, proxies will be voted FOR the election of all nominees for directorship and FOR the ratification of the appointment of the independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the meeting and voting your shares in person.

PROPOSAL 1
ELECTION OF DIRECTORS

      The annual election of the full Board of Directors will take place at the meeting. The Board of Directors approved at its January 30, 1995 meeting the recommendation of the Nominating Committee that nine directors be elected for the ensuing year at the March 9, 1995 Annual Meeting. Each of the nine nominees, if elected, will serve on the Board of Directors until the next annual meeting or until their successors shall be duly elected and qualified in accordance with the by-laws of the Company. All nominees are presently members of the Board.

      If any of the nine nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person or persons as may be designated by the Board of Directors or the proxy committee. Management has no reason to believe that any of the nine nominees named below will be unable to serve.

      Approval of the nominees for election to the Board of Directors will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the meeting in person or by proxy, voting together as one class.

Charles F. Allison III

      Mr. Allison, 66, a Director of the Company since 1980, has been Senior Vice President of Booz, Allen & Hamilton, Inc., since 1977, and a member of the firm since 1958.
      Committee Memberships: Audit (Chairman); Compensation.

Lee Phillip Bell

      Mrs. Bell, 66, a Director of the Company since 1981, has been President and a Director of Bell-Phillip Television
      Productions, Inc. since 1980.
      Committee Memberships: Compensation; Nominating (Chairman).

Robert P. Billingsley

      Mr. Billingsley, 67, a Director of the Company since 1977, retired on January 1, 1994 from WLD Enterprises, Inc., where he had been Executive Vice President since 1987. Currently, he is a private investor.
      Committee Memberships: Compensation (Chairman); Nominating.

R. Darrell Ewers

      Mr. Ewers, 61, a Director of the Company since 1988, has been Executive Vice President of the Company since 1984. He has been a Director of Wallace Computer Services, Inc. since 1993.

Gary E. Gardner

      Mr. Gardner, 40, a Director of the Company since 1994, has been a Director and the President of Soft Sheen Products, Inc., since 1983. He was elected to the Board of Directors of First Brands Corporation in 1994.
      Committee Memberships: Audit.

Penny Pritzker

      Ms. Pritzker, 35, a Director of the Company since 1994, has been a partner of Pritzker & Pritzker since 1985. Since 1987, she has been President of Classic Residence by Hyatt, an affiliate of Hyatt Corporation. Also, she is President of Penguin Group L.P., which acquires and develops non-Hyatt hotel real estate. She has been a Director of Coast-to-Coast Financial Corporation since 1990 and Chairman of the Board of Superior Savings Bank from 1991 to 1994.
      Committee Memberships: Audit.

Richard K. Smucker

      Mr. Smucker, 46, a Director of the Company since 1988, is
      President and a Director of The J.M. Smucker Company, positions he has held since 1987 and 1975, respectively. Mr. Smucker has been a Director of The Sherwin-Williams Company, since 1991.
      Committee Memberships: Audit; Nominating.

William Wrigley

      Mr. Wrigley, 62, a Director of the Company since 1960, was elected President and Chief Executive Officer of the Company in 1961. In addition, Mr. Wrigley has been a Director of Texaco Inc. since 1974 and a Director of American Home Products Corporation since 1981 and was a Director of Boulevard Bancorp, Inc. from 1986 to 1994.
      Ex-Officio, non-voting member of all Committees.

William Wrigley, Jr.

      Mr. Wrigley, 31, a Director of the Company since 1988, has been Vice President of the Company since 1991 and was Assistant to the President from 1985 to 1992. He has been a Director of The J.M. Smucker Company, since 1991. William Wrigley, Jr. is the son of William Wrigley.


            Security Ownership of Directors and Executive Officers

      The table on the next page sets forth all shares of the Company which are deemed to be beneficially held by each director and nominee for directorship, the Chief Executive Officer and the next four most highly compensated executive officers, and by all directors and executive officers as a group.


             Shares Beneficially Owned as of January 13, 1995(1)

                          Amount and Nature of Beneficial Ownership

                                                                              Class B
                                           Common Stock*                    Common Stock
    Name                               Shares        % of Class       Shares         % of Class
Charles F. Allison III                   9,082(2)       0.021            6,648(2)       0.027
Lee Phillip Bell                        47,455(3)       0.052            8,562          0.034
Robert P. Billingsley                    6,000          0.007              -0-          0.000
R. Darrell Ewers                        57,316(4)       0.063           12,965          0.052
Gary E. Gardner                            100(5)       0.000              -0-          0.000
Penny Pritzker                             200          0.000              -0-          0.000
Richard K. Smucker                       3,435          0.004              -0-          0.000
William Wrigley                     22,044,758(6)      24.166       12,854,508(6)      51.292
William Wrigley, Jr.                    10,010          0.011            6,884          0.027
John F. Bard                            12,078          0.013              -0-          0.000
Douglas S. Barrie                       68,824(4)       0.075            1,218          0.005
Ronald O. Cox                           79,860(4)       0.088            6,796          0.027

All directors and
  executive officers
  as a group,
  including 17
  officers not
  named above.                      22,524,612(4)(7)   24.692       12,928,594(7)      51.587


(1) Included in shares "beneficially owned" are shares held directly or in joint tenancy with another person, shares held in trust (including the Special Investment and Savings Plan for Wrigley Employees), by broker, bank or nominee, or by other indirect means, and over which shares the named individual or member of the group has sole or shared voting and/or investment authority. Unless otherwise noted, each individual or member of the group has sole voting and investment authority with respect to the shares shown.

(2)   Includes 8,338 shares of Common Stock and 3,048 shares of
      Class B Common Stock over which Mr. Allison has shared voting and investment authority.

(3)   Includes 6,000 shares of Common Stock held by the Bell
      Family Foundation, over which shares Mrs. Bell has shared investment and voting control.

(4) Includes shares of Common Stock which on January 13, 1995, or within 60 days thereof, are subject to exercisable options granted under the Company's Management Incentive Plan, as follows: Douglas S. Barrie, 36,000 shares; Ronald
      O. Cox, 36,000 shares; R. Darrell Ewers, 8,000 shares; and all directors and executive officers as a group, 110,000 shares.

(5)   All shares are held jointly with his wife.

(6) Includes 21,174,230 shares of Common Stock and 11,537,000 shares of Class B Common Stock held by various trusts, a corporation and a foundation. Mr. Wrigley has sole voting and investment authority over the shares listed with the exception of 2,175,067 shares of Common Stock and 912,048 shares of Class B Common Stock over which Mr. Wrigley has shared investment authority. His wife holds directly, with sole voting and investment authority, 9,883 shares of Common Stock and 1,992 shares of Class B Common Stock. Of the total shares shown for Mr. Wrigley, he disclaims any beneficial interest in 9,499,292 shares of Common Stock and 4,742,932 shares of Class B Common Stock.

(7) Includes 2,201,524 shares of Common Stock and 918,420 shares of Class B Common Stock over which members of the group share voting and/or investment authority.

  * Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming an individual, or the group, converts the shares of Class B Common Stock held by such individual or group into shares of Common Stock, the percentage of Common Stock owned beneficially by Mr. William Wrigley would be 33.53%, and 34.04% for all executive officers and directors as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as the result of such conversion.

Not included in the table for each individual named or group are the following Common Stock units held in their deferral accounts by Putnam Fiduciary Trust Company, the trustee of the Non-Employee Director Stock Retirement Plan and the trustee of the Management Incentive Plan: Charles F. Allison III, 10,543; Lee Phillip Bell, 11,546; Robert P. Billingsley, 10,970; R. Darrell Ewers, 7,923; Gary E. Gardner, 512; Penny Pritzker, 512; Richard
K. Smucker, 7,899; William Wrigley, 4,783; William Wrigley, Jr., 827; John F. Bard, 1,353; Douglas S. Barrie, none; Ronald O. Cox, 293; and 69,083 share units for the entire group, including the executive officers not named in the table.

                Security Ownership of Certain Beneficial Owners

      As of January 13, 1995, the Company's records and other information made available by outside sources indicated that the following stockholders were owners of more than five percent of the outstanding shares of the Company's Common Stock or Class B Common Stock.

                                                        Shares Beneficially Owned as of January 13, 1995

                                                    Amount and Nature of Beneficial Ownership
                                                                               Class B
    Name and                                  Common Stock*                  Common Stock
 Business Address                       Shares          % of Class       Shares        % of Class
Edna Jean Offield,
James S. Offield and
Paxson H. Offield(1)
  410 N. Michigan Avenue
  Chicago, Illinois 60611             7,432,200            8.147       3,410,427          13.608

William Wrigley(2)
  410 N. Michigan Avenue
  Chicago, Illinois 60611            22,044,758           24.166      12,854,508          51.292

      Due to their substantial stock holdings, the Offield family and Mr. Wrigley may each be deemed a "control person" of the Company under applicable regulations of the Securities and Exchange Commission. James and Paxson Offield are the sons of Edna Jean Offield.

(1) Of the shares listed, Edna Jean Offield has sole voting and investment authority over 96,120 shares of Common Stock; James S. Offield has sole voting and investment authority over 25,596 shares of Common Stock and 81,066 shares of Class B Common Stock; and Paxson H. Offield has sole voting and investment authority over 20,998 shares of Common Stock and 75,999 shares of Class B Common Stock. Also, of the shares listed, Edna Jean Offield, James S. Offield and Paxson H. Offield share voting and investment authority over 4,824,390 shares of Common Stock held in various family trusts and by a charitable foundation and 1,716,120 shares of Class B Common Stock held in various family trusts; Edna Jean Offield and James S. Offield share voting and investment authority over 274,196 shares of Common Stock held in various family trusts and 226,848 shares of Class B Common Stock held in various family trusts; and Edna Jean Offield shares with other parties voting and investment authority over 2,190,900 shares of Common Stock and 1,310,394 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, Edna Jean Offield disclaims beneficial ownership of 4,501,077 shares of Common Stock held in the trusts and by the foundation and 2,539,674 shares of Class B Common Stock held in the trusts; James S. Offield disclaims beneficial ownership of 4,333,777 shares of Common Stock held in the trusts and by the foundation and 1,415,664 shares of Class B Common Stock held in the trusts; and Paxson H. Offield disclaims beneficial ownership of 4,048,757 shares of Common Stock held in the trusts and by the foundation and 1,214,904 shares of Class B Common Stock held in the trusts.

(2)   See footnotes (1) and (6) on page 5.

  * Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned, as determined in accordance with SEC Rule 13d-3 and assuming such conversions, would be 11.46% for the Offield Family and 33.53% for William Wrigley.

      In addition to the above listed shareholders, Putnam Fiduciary Trust Company holds 4,359,581 shares (4.78%) of Common Stock and 968,009 shares (3.86%) of Class B Common Stock as Trustee (the "Trustee") under the Special Investment and Savings Plan for Wrigley Employees. In accordance with the terms of the Plan, the Trustee must vote the shares as directed by proxies submitted by participants.

                     Meetings and Committees of the Board

      The Board of Directors has three standing Committees: the Audit Committee, established in 1974; the Compensation Committee, established in 1978; and the Nominating Committee, established in 1981. In addition to the various non-employee directors who comprise the membership of these Committees, the President and CEO is a non-voting, ex-officio member of each Committee.

            Audit Committee. This Committee, comprised of four non-employee directors who are "independent directors" as defined by the rules and regulations of the New York Stock Exchange, met three times in 1994. It annually recommends to the Board the appointment of independent auditors and reviews with the auditors the plan and scope of their audit and their fees; assures that proper guidelines are established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board of Directors and certain officers of the parent and associated companies to ensure the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other duties or functions deemed appropriate by the Board.

            Compensation Committee. This Committee, consisting of three non-employee directors, met four times in 1994. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and CEO. It also determines annually whether or not an Executive Incentive Compensation Plan should be established for that year and, if so, recommends a plan to the full Board for adoption. The Committee is also responsible for setting and administering the terms and policies of the Company's Management Incentive Plan and for reviewing and submitting recommendations to the full Board in regard to employee benefit plans generally.

            Nominating Committee. This Committee, comprised of three non-employee directors who are "independent directors" as defined in the Company's by-laws, met two times in 1994. It meets when necessary to consider and propose director nominees for election at the Annual Stockholders' Meeting, to select candidates to fill Board vacancies as they may occur, to make recommendations to the full Board as to Board committee memberships and to perform any other functions or duties deemed appropriate by the Board.

            The Nominating Committee will accept for consideration stockholders' nominations of directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Chairman of the Nominating Committee at the Company's headquarters and must be received no later than October 11, 1995 in order to be considered for the next annual election of directors.

      During 1994, there were five meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

                           Compensation of Directors

      Directors who are also employees of the Company receive no compensation for services as Directors. For non-employee directors all cash compensation is on a retainer basis, paid in quarterly installments. Effective October 1, 1994, fees for attending Board and Board committee meetings were eliminated. At the same time, the annual Board retainer was increased from $20,000 to $25,000; an annual retainer of $3,500 for each Board committee member became effective; and the annual retainer for all Board committee chairs was increased to $5,000 from $3,500 per year for the Chairman of the Audit and Chairman of the Compensation Committee, and from $3,000 per year for the Chairman of the Nominating Committee.

      A Deferred Compensation Plan for Non-Employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their directors' compensation. All non-employee directors, except Mr. Gardner, elected to defer their compensation during 1994. Such deferred amounts are paid, with certain exceptions, at the earlier of age 70 or retirement, at which time the deferral account may be paid in lump-sum or in equal annual installments over a period not to exceed ten years, or in a combination thereof. Prior to January 1, 1995, deferred amounts generally accrued interest, compounded annually, at the average annual rate paid in the guaranteed income or equivalent fund of the Special Investment and Savings Plan for Wrigley Employees. The Plan was amended effective January 1, 1995, to provide greater flexibility of investment options for amounts deferred, and to establish a grantor trust as a funding vehicle for the deferrals. The amended Plan provides investment opportunities through the trust in the form of share units (equivalent to a share of the Company's Common Stock) or money credits deposited in one or more of the various funds offered by the trustee which are the same as or equivalent to those investment opportunities provided under the tax-qualified Special Investment and Savings Plan for Wrigley Employees. Participants may elect to transfer their deferred amounts among the various investment funds only at designated times during the year.

      The Company provides the non-employee directors with group term life and accidental death insurance coverage in the amount of $50,000. The Company also maintains a Non-Employee Directors' Death Benefit Plan pursuant to which a director's beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the Plan, a director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance policies to fund the cost of the Plan. All non-employee directors participate in this Plan. The annual costs incurred by the Company for these insurance policies are insignificant.

      The Stock Retirement Plan for Non-Employee Directors has been in effect since 1988. The Plan is designed not only to provide a retirement benefit for non-employee directors, but also to increase their beneficial ownership in the Company and thereby ensure that their interest in the long-term growth and profitability of the Company is aligned with that of the shareholders. The Plan provides for a credit to a deferred stock account for each non-employee director on the first business day of each year in the form of Common Stock units equivalent to shares of the Company's Common Stock. Dividend equivalents, equal in value to dividends paid on the Company's Common Stock, are also credited on the Common Stock units accumulated in the Plan, and converted into additional units. Effective for 1994 services, the Plan was amended to provide that the number of Common Stock units to be credited annually to the deferred stock accounts for each non-employee director shall be equivalent to the stated value of the annual Board retainer in effect on the last business day of the year. The Plan is designed to provide non-employee directors common stock units over ten years of service. Participants have the option to receive actual shares upon retirement or a cash payout, either in a lump sum or over a period not to exceed ten years. In accordance with the Plan, each participant's account was credited with 512 share units on January 3, 1995. The aggregate number of Common Stock units accumulated from the inception of the Plan in 1988 and credited to the account of each non-employee director by the Plan Trustee are reported on pages 5 and 6 in the last paragraph of the footnotes following the table of Security Ownership of Directors and Executive Officers.

PROPOSAL 2

THE APPOINTMENT OF ERNST & YOUNG
AS INDEPENDENT AUDITORS

      At its meeting of October 25, 1994, the Audit Committee recommended the appointment of Ernst & Young as independent auditors for the year ending December 31, 1995. At a meeting of the Board of Directors on January 30, 1995, the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young, subject to ratification by the stockholders, to examine the 1995 consolidated financial statements of the Company. Accordingly, the stockholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the meeting in person or by proxy, voting together as one class.

      Ernst & Young follows a practice of rotating the audit partner in charge of the Company's audits every seven years.
Audit personnel reporting to the partner are periodically rotated. Such practices are consistent with professional standards of the American Institute of Certified Public
Accountants and the policy established by the Audit Committee of the Board of Directors of the Company.

      In line with past practices, it is expected that representatives of the independent auditors will attend the Annual Stockholders' Meeting, and be available to make a statement or respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee"), composed of three non-employee directors, is responsible for establishing the base salary of the Company's President and CEO and for setting and administering the terms and policies of the Company's Executive Incentive Compensation Plan ("EICP") and the Management Incentive Plan ("MIP").

      Mr. William Wrigley, President and CEO, is an ex-officio, non-voting member of all Board Committees. Unless requested by the Committee, he is not present during deliberations of his base salary or any incentive compensation.

Compensation Principles

      The Committee believes that the most effective executive compensation program is one that provides incentives to achieve both specific annual and longer-term strategic goals of the Company, with the ultimate objective of enhancing stockholder value. In this regard, the Committee believes executive compensation should be comprised of cash and equity-based programs that reward performance as measured against these goals. Additionally, the Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated in comparison to industry peers.

      Annual executive cash compensation is structured to encourage achievement, initiative and teamwork and is comprised of competitive base salaries and incentive-based cash compensation.

      Another integral part of the Company's executive compensation program is incentive-based equity compensation.
Ownership and retention of the Company's Common Stock by key employees assures that their interests are aligned with those of the stockholders.

Base Salaries

      The Company's by-laws require the Committee to establish the base salary of the President and CEO. The base salaries of the Company's next four highest-paid senior executive officers are determined by the President and CEO.

      The first step in establishing base salary is setting the base salary range for each position. The same principles are applied in setting the base salary ranges of the CEO, all other officers, and all administrative employees, to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position (a) by the accountability of the position, its impact on the operations and profitability of the Company, and the knowledge and problem-solving ability required to competently fulfill the position's assigned duties and responsibilities; and (b) by annual comparison to independently obtained survey data from a broad base of over 20 consumer goods companies. Five of these companies are also included in the Standard & Poor's ("S & P's") Food Group, comprised of 14 companies, to which the Company compares its total stockholder return. (See Total Stockholder Return Index on page 13). Base salary ranges are consistent with the pay practices identified in the annual survey data and are designed so that salary opportunities for a given position will be between 80% and 120% of the average base salaries paid to comparable positions as indicated in the survey data.

      Except for the CEO, within the established ranges, actual base salary determinations are made periodically in accordance with the guidelines of the Company's established performance review system. Fully competent performance will result in a base salary approximating the mid-point of the range, distinguished performance merits a salary above the mid-point of the established range, and less than first-rate performance results in compensation below the mid-point.

      For the CEO, the Committee receives an annual analysis from the Company's Compensation Manager on all aspects of the CEO's remuneration and its relationship to the comparative survey data. During its review, the Committee primarily considers the Company's overall performance (unit sales, earnings growth, and total stockholder return), adherence to the Company's strategic plan, the development of sound management practices, and the succession of skilled personnel. No specific weighting is assigned to the individual factors. At its meeting of February 16, 1994, after reviewing the Compensation Manager's report and the Company's overall performance during the previous year, the Committee concluded that increasing base salary to the upper portion of the CEO's range was appropriate and justified. Nevertheless, the CEO declined the increase.

Executive Incentive Compensation Plan

      Implementation of an EICP and recommendation of those key employees eligible for participation is considered by the Committee prior to the beginning of each fiscal year and, if recommended by the Committee, is submitted to the full Board of Directors for adoption.

      The EICP is designed to encourage initiative and creativity in the achievement of annual corporate, personal and unit goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to retain highly skilled managers and competitively reward them with performance-measured cash compensation.

      The EICP adopted for 1994 included various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 20% to 60% of base salary. Awards for performance, if earned, may range from 50% below to 50% above the established target.

      All participants, except the CEO, are assigned weightings for performance elements consisting of at least one or more operational and/or personal goals that will vary from year to year and are unique to each individual participant, and for teamwork effectiveness. Weights for these elements are based on the individual's accountability and impact on overall operations and, if assigned, will vary from 20-70% of target for one or more operational goals, 20-50% of target for one or more personal goals and 10% for team effectiveness. For certain participants, including the senior executive officers, a corporate performance element is also included, which can range from 20-50% of target. In rating the performance of the CEO, the Committee considers his overall effectiveness in guiding the affairs of the Company as evaluated primarily by corporate performance for the year and by progress toward longer-range objectives and strategies.

      Under the 1994 Plan, the corporate performance element consisted of an increased unit volume goal with a relative weight of 25%, and an increased earnings per share goal with a relative weight of 75% of the total element. Although not weighted, the Committee also considers as part of the corporate performance element two additional goals of pre-tax cost savings and adherence to the corporate strategy statement. Any awards to be made under the Plan for performance in 1994 will be determined and granted by the Committee in mid-February 1995 and will be reported in the Company's next proxy statement.

      The EICP adopted for 1993 had a corporate performance element consistent with the 1994 Plan stated above. The Committee determined at its meeting of February 16, 1994 that 1993 performance exceeded the targets for the corporate element. Awards made thereunder are shown for the CEO and the next four highest-paid executive officers in column (d) of the Summary Compensation Table on page 14 as 1993 compensation.

      An EICP for 1995 was adopted by the Board of Directors at its meeting of October 25, 1994. Any awards under that Plan will be determined and granted in mid-February, 1996.

      On August 17, 1994, the Committee approved an amendment to the Executive Incentive Compensation Deferral Program that permits participants to defer any portion or all of their EICP award, effective January 1, 1994. Prior to January 1, 1994, deferrals were limited to 50% and were credited to the participant's deferral account as share units and/or money credits. (See description under the MIP for expanded deferral opportunities after January 1, 1994).

Management Incentive Plan

      The MIP, established in 1988 and effective for a ten-year period, is an omnibus plan designed primarily to provide key employees with the opportunity to participate in the long-term growth and profitability of the Company through equity-based incentives. This equity participation ensures that their focus continues to be on the long-term success of the Company.

      The MIP allows the Committee the flexibility to develop various types of programs to ensure that key employees are fairly and competitively compensated. As considered appropriate by the Committee, it may grant shares of the Company's Common Stock, share units, stock options, stock appreciation rights, performance units, or any combination thereof; establish any conditions or restrictions thereon; and provide for deferral opportunities. Stock grants were awarded by the Committee in 1994 for performance in the prior fiscal year under three MIP award programs. All awards of restricted stock under the MIP programs are at the fair market value at the time of the award.

      At meetings held on August 17, 1994 and October 25, 1994, the Committee approved an expansion of the deferral opportunities under the MIP programs and the EICP to offer greater flexibility of investment and distribution options, and the establishment of an irrevocable grantor trust as a funding vehicle for deferrals. Investment opportunities for executives were made comparable to those offered to all other employees under the Company's tax-qualified Special Investment and Savings Plan for Wrigley Employees ("SISP").

      It is the Company's intent that any amounts deferred in accordance with the EICP or the MIP programs described below be contributed to the irrevocable grantor trust in cash or shares of the Company's Common Stock, that such amounts be invested in a manner consistent with deferral elections made by participants, and that distributions be made from the trust according to the terms of the various programs. Generally, distributions will not commence prior to termination of a participant's employment.

      Awards, if any, to be granted in 1995 for fiscal year 1994 performance will be made under the programs described below:

            Long-Term Stock Grant Program. The Long-Term Stock Grant Program, established on January 13, 1993, provides an opportunity for executive officers and certain other designated key employees to increase their stake in the Company by earning grants of Common Stock for corporate performance.

            The Program is designed to provide participants with target stock grant opportunities ranging from 20% to 60% of base salary in value, depending on the participant's accountability and impact on operations. Actual awards, if earned, may range from 50% below to 50% above established targets.

            The determination of such awards is based on the performance ratio of the Company's total stockholder return in comparison to the total stockholder return for the S & P's Food Group within the performance period specified by the Committee. Target awards are earned if the Company's total stockholder return equals the S & P's Food Group total stockholder return for the same period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than nine-tenths of one percent (0.9%) of the Company's average annual growth in total stockholder value during any such period.

            Any shares awarded under this program are held in the Company's custody and restricted as to transfer or sale until one year after the end of the performance cycle to which the award relates, except in cases of retirement, disability, or death. Voting and dividend rights inure to the recipient upon award. Alternatively, prior to any such award, participants may elect to defer receipt of any portion or all of their awards in the form of share units. After at least one year following deposit, participants may transfer such deferral to other investment options under the trust.

            On February 16, 1994, the Committee determined that, based on the degree of positive total shareholder return and the Company's performance in this regard compared to the S & P's Food Group total shareholder return for the transitional five-year cycle 1989-1993, the Company's performance exceeded target. Awards granted for the 1989-1993 cycle to the CEO and next five highest compensated executive officers appear in column (e) of the Summary Compensation Table on page 14 as 1993 compensation.

            Awards for the transitional five-year cycle 1990-1994, if any, will be determined by the Committee at its meeting in mid-February 1995 and any awards granted will be reported in the next proxy statement. A Long Term Stock Grant opportunity for the performance cycle 1994-1998 was also approved by the Committee on February 16, 1994 and is indicated in the Long Term Incentive Plan table on page 16.

            Stock Award Program. This program provides equity-based compensation to the EICP participants in the form of a stock grant. The grants are comparable in value to the present value of 1.5% of the participant's average EICP award received for the prior three years multiplied by his or her years of service, and reduced by the present value of prior Stock Award Program grants.

            Participants may vote any shares awarded and may receive or reinvest dividends thereon, but the shares are retained in the Company's custody and are subject to a restriction on sale or transfer until one year after termination of employment, unless due to death or retirement. Alternatively, participants may elect to defer any portion or all of their awards in the form of share units.

            Awards granted to the CEO and to the next four highest-compensated executives on February 16, 1994 for fiscal year 1993 appear in column (e) of the Summary Compensation Table on page 14 as 1993 compensation. Awards for services in 1994 will be determined in mid-February 1995 and reported in the next proxy statement.

            Alternate Investment and Savings Program. This program provides EICP participants with an opportunity to acquire shares of the Company's Common Stock in a manner similar to that provided through matching Company contributions to participants in the SISP, which is offered to all employees other than EICP participants. EICP participants receive a benefit under the Alternate Investment and Savings Program ("AISP") equal to 5% of their base salary. They may elect to receive this benefit in the form of shares of Common Stock and may receive or reinvest dividends thereon, with the shares being retained in the Company's custody and subject to restriction on sale or transfer until one year after termination of employment, unless due to death or retirement. Alternatively, they may elect to defer any portion or all of this benefit in the form of share units.

            Awards granted to the CEO and the next four highest-compensated executives for 1994 were made on January 9, 1995 and are reflected in column (e) of the Summary Compensation
      Table on page 14 as 1994  compensation.

      In 1988, the Committee implemented a 1988 Stock Option
Program. No stock options have been granted since 1988. For options exercised in 1994, refer to the table on page 16 entitled
"Aggregated Option/SAR Exercises".

      In establishing executive compensation programs in the future, the Committee will continue to focus on specific corporate goals designed to promote the overall financial success of the Company, such as earnings per share and unit volume growth, which in turn are expected to improve the return on stockholder equity and total stockholder return.

Deductibility of Executive Compensation

      During 1994, the Committee reviewed and considered the issues involved with respect to the recently enacted $1 million deduction cap of Internal Revenue Code Section 162 for certain compensation paid per year to the persons named in the Summary Compensation Table. Consistent with overall compensation objectives, and subject to periodic review, it is the Committee's intention that all executive compensation be deductible for federal income tax purposes. However, because regulations interpreting this law are in the proposal stage, and factors such as retaining highly-skilled managers, remaining competitive with other employers, and the effects of deferred compensation on the deduction cap all affect the Company's executive compensation plans, the Committee will continue to evaluate whether it should amend its compensation policies. All compensation paid by the Company during 1994 was fully deductible for federal income tax purposes.

      Effective February 1, 1994, Robert P. Billingsley became Chairman of, and Lee Phillip Bell was appointed to, the Committee. Prior to this date, Joseph H. Flom and Irving Seaman, Jr., both of whom retired from the Board of Directors effective as of the annual meeting of stockholders in March of 1994, were members of the Committee.

      As of February 1, 1994 the Compensation Committee consisted of the following directors:

                  Robert P. Billingsley, Chairman
                  Charles F. Allison
                  Lee Phillip Bell
                  William Wrigley (Ex-Officio, Non-Voting Member)

Five-Year Total Stockholder Return

      The following indexed graph indicates the Company's total return to its stockholders for the past five years as compared to total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indexes, are determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year.


                           TOTAL STOCKHOLDER RETURN

     Measurement Period                                  S&P Food

(Fiscal Year Covered)     Wrigley      S&P 500         Group 1989

                            100          100            100 1989
                             98           97            108 1990
                            159          126            157 1991
                            197          136            157 1992
                            271          150            144 1993
                            310          152            161 1994

Summary Compensation Table

      The following table sets forth the total cash and non-cash compensation in each of the last three years for the Company's
Chief Executive Officer and the next four most highly compensated executive officers.

                                  Summary Compensation Table

                                                                         Long-Term
                                                                         Compensation

                                             Annual Compensation(1)         Awards

(a)                                 (b)        (c)           (d)            (e)             (f)
                                                                          Restricted
Name and                                                                   Stock         All Other
Principal                                                                 Award(s)      Compensation
Position                            Year    Salary($)    Bonus($)(2)    ($)(3)(4)(5)       ($)(6)
William Wrigley                     1994     $475,000        --           $ 23,720        $  6,820
President & CEO                     1993      463,750      $417,375        564,210           9,219
                                    1992      430,000       322,500         44,030           6,860
John F. Bard                        1994      261,000         --            13,050           8,560
Senior Vice President               1993      245,000       181,300        239,303          10,582
                                    1992      227,000       150,955         17,410           7,273
Douglas S. Barrie                   1994      324,833         --            16,207          24,675
Group Vice President --             1993      299,416       219,173        301,241          35,089
International                       1992      272,333       178,650         31,887          18,049
Ronald O. Cox                       1994      276,500         --            13,825          10,933
Group Vice President --             1993      257,666       188,612        267,396          15,189
Marketing                           1992      244,666       155,853         29,693           8,225
R. Darrell Ewers                    1994      376,500         --            18,825          38,547
Executive Vice                      1993      351,500       261,516        372,217          56,596
President                           1992      334,833       224,003         44,174          27,062

(1) While each of the five named individuals received perquisites or other personal benefits in the years shown, the value of these benefits did not meet, in the aggregate for any individual, the minimum amount reportable under SEC regulations.

(2) Amounts shown in column (d) are the cash awards to the named individuals under the Executive Incentive Compensation Plan (including any amounts deferred pursuant to the terms of the Executive Incentive Compensation Deferral Program). Amounts shown received for 1992 and 1993 performanc were determined and paid in 1993 and 1994, respectively. Awards to be paid for 1994 performance, if any, are not calculable as of the latest practicable date and will be determined and awarded by the Compensation Committee in mid-February 1995, and reported in the next proxy statement.

(3) The figures in column (e) for 1994 represent the fair market value of awards of restricted stock (prior to any deduction for withholding taxes) made in January 1995 under the Alternate Investment and Savings Program. Not included are the fair market value of awards to be made under the Stock Award Program for 1994 services and awards to be made under the Long-Term Stock Grant Program for the transitional five year performance cycle ending December 31, 1994 for Company performance since 1990 as indicated in the Total Stockholder Return Index on page 13. Awards for 1994 under these latter two programs, if any, are not determinable as of the latest practicable date and will be determined and awarded by the compensation Committee in mid-February 1995 and reported in the next proxy statement.

(4) The figures in column (e) for 1993 represent the fair market value of awards of restricted stock at the time of the award under the Alternate Investment and Savings Program and the Stock Award Program, and under the Long-Term Stock Grant Program for the transitional five-year performance cycle ending December 31, 1993. The awards for 1993 service under the latter two programs were determined and awarded by the Compensation Committee on February 16, 1994. The award under the Alternate Investment and Savings Program was made in January, 1994 for 1993 service.

(5) The figures in column (e) for 1992 reflect the fair market value of the restricted shares awarded in mid-February 1993 under the Alternate Investment and Savings Program and the Stock Award Program for 1992 services. There was no Long Term-Stock Grant Program in effect at that time.

      The aggregate number and dollar value of restricted shares awarded (net of any shares that may have been withheld for tax purposes) under the Stock Award Program, the Alternate Investment and Savings Program (including awards under the Alternate Investment and Savings Program shown in column (e) for 1994) and the Long-Term Stock Grant Program from inception of the Programs in 1983, 1988 and 1993, respectively, and held at December 31, 1994 are as follows:
      William Wrigley, 139,033 shares      ($6,864,754); John F.
      Bard, 14,212 shares and 1,353 share units ($768,522); Douglas S. Barrie, 17,962 shares ($886,874); Ronald O. Cox, 20,749 shares and 293 share units ($1,038,948); and R.
      Darrell Ewers,     22,224 shares and 4,926 share units
      ($1,340,531). All restricted shares   or share units vest
      upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company's Common Stock.

(6) Includes the value of corporate-paid life insurance premiums under the Senior Executive Life Insurance Plan and that portion of the interest earned during the year on sums accumulated since 1984 in deferred compensation accounts, which interest was in excess of certain long-term rates prescribed by the Internal Revenue Code.

      For the last completed fiscal year, the value of corporate-paid life insurance premiums and above-market-rate interest earnings on accumulated deferred compensation accounts were, respectively, as follows for each named executive officer:
      William Wrigley, $6,860 and $0; John F. Bard, $4,975 and $3,585; Douglas S. Barrie, $6,221 and $18,454; Ronald O. Cox, $3,391 and $7,542; and R. Darrell Ewers, $6,561 and $31,986.

Stock Options and Stock Appreciation Rights

      The Company has not granted any stock options or stock appreciation rights since August 27, 1988. At that time, options to acquire a total of 240,000 shares of Common Stock were granted under the 1988 Stock Option Program to six senior executive officers with an exercise price of $11.208 per share, the fair market value of the stock on the day prior to the grant date. The options have a ten-year term and were granted in tandem with stock appreciation rights (SARs) intended to provide funds necessary to exercise the options and pay tax liabilities. The grant of these options constitute 100% of all options and SARs granted to all employees.

      The first table on the next page sets forth the number of options/SARs and the dollar value of such unexercised options at year end for the Company's Chief Executive Officer and the next four most highly compensated executive officers.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


(a)                              (b)                 (c)                 (d)                 (e)
                                                                                            Value of
                                                                       Number of          Unexercised
                                                                      Unexercised         In-the-Money
                                                                      Options/SARs        Option/SARs
                                                                      at FY-End(#)        at FY-End($)
                                 Shares
                             Acquired on                             Exercisable/        Exercisable/
Name                          Exercise(#)      Value Realized($)    Unexercisable(1)      Unexercisable(1)
William Wrigley(2)                --                  --                  --                  --
John F. Bard(3)                   --                  --                  --                  --
Douglas S. Barrie                 --                  --                36,000            $1,777,500
Ronald O. Cox                     --                  --                36,000             1,777,500
R. Darrell Ewers                16,000             542,672               8,000               395,000


(1) All outstanding options are fully exercisable.

(2) William Wrigley exercised his options prior to January 1, 1993.

(3) John F. Bard was not eligible for any stock options under the 1988 Program.

Long-Term Stock Grant Program

      The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five-year performance cycle of January 1, 1994 through December 31, 1998.


Long-Term Incentive Plans -- Awards in Last Fiscal Year

                                                                  Estimated Future Payouts under
                                                                    Non-Stock Price-Based Plans*

(a)                         (b)*                (c)              (d)            (e)            (f)
                                            Performance
                          Number of          or Other
                         Shares, Units      Period Until
                           or Other       Maturation or      Threshold       Target         Maximum
Name                       Rights(#)           Payout         ($ or #)       ($ or #)       ($ or #)
William Wrigley                              1994-1998          3,180          6,360          9,540
John F. Bard                                 1994-1998          1,400          2,800          4,200
Douglas S. Barrie                            1994-1998          1,710          3,420          5,130
Ronald O. Cox                                1994-1998          1,475          2,950          4,425
R. Darrell Ewers                             1994-1998          2,010          4,020          6,030


* Award opportunities are based on stockholder return (stock price appreciation plus reinvested dividends) as measured against the Standard & Poor's Food Group Index for the same period. The aggregate value of awards to all participants for the performance cycle is restricted to a cap of 0.9% of the Company's average annual growth in total stockholder value during such period. The material terms of the Program are described on page 11.

Pension Plan

      The Wrigley Retirement Plan is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the parent and domestic associated companies with one or more years of service with the Company, and with credited service accruing from the date of employment.

      The retirement benefit formula is based on the final average eligible pay for the three highest consecutive years in the last ten years before retirement at the rate of 1.5% of such three-year average pay multiplied by the years of credited service, less 1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

      The table below illustrates various estimated annual pension benefits generated by the Plan formula when combined with an estimated annual Social Security benefit of $14,000.



                                                        Years of Service
         Eligible
       Remuneration               15               20               25               30               35
         $150,000              45,650           56,200           66,750           72,300           87,850
          200,000              56,900           71,200           85,500           99,800          114,100
          225,000              62,525           78,700           94,875          111,050          127,225
          250,000              68,150           86,200          104,250          122,300          140,350
          300,000              79,400          101,200          123,000          144,800          166,600
          400,000             101,900          131,200          160,500          189,800          219,100
          500,000             124,400          161,200          198,000          234,800          271,600
          600,000             146,900          191,200          235,500          279,800          324,100


      Officers and other employees who are on the administrative payroll are covered in the Company's Retirement Plan only for base salary. Current base salary figures of the Chief Executive Officer and the next four most highly compensated executive officers of the Company are set forth in column (c) in the Summary Compensation Table on page 14. The credited years of service as of December 31, 1994 for each such executive officer are as follows: William Wrigley-38; John F. Bard-4; Douglas S. Barrie-12; Ronald O. Cox-16; and R. Darrell Ewers-16.

      To the extent that an individual's annual retirement income benefit under the Plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified plans may not exceed $118,800), such excess benefits may be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Commencing with February 1, 1994, the members of the Compensation Committee were Charles F. Allison III, Robert P. Billingsley and Lee Phillip Bell and William Wrigley, ex-officio, non voting member. Mr. William Wrigley, President and CEO of the Company, is an ex-officio member of all Committees of the Board, including the Compensation Committee, but is not entitled to vote on any matter considered by the respective Committees. Mr. Wrigley attends Compensation Committee meetings, except when asked by the Committee to excuse himself.

                             RELATED TRANSACTIONS

      On June 9, 1994, pursuant to an unsolicited offer received by the Company from the Wrigley Memorial Garden Foundation ("Foundation"), the Company entered into an agreement to purchase 345,072 shares of the Company's Common Stock held by the Foundation. The agreement provided that the Company purchase the shares for cash in four equal increments of 86,268 shares each as of the last business day of the third and fourth calendar quarters of 1994 and the first and second calendar quarters of 1995. The purchase price per share to be paid by the Company to the Foundation on each such date is the average of the closing prices of the Company's Common Stock on the New York Stock Exchange during each respective quarter. The first and second increments of 86,268 shares were purchased on September 30, 1994 and December 30, 1994 at prices of $43.06 per share and $45.32 per share, respectively. The third and fourth increments will be purchased on March 30, 1995 and June 30, 1995 at prices to be determined using the formula specified above. Shares repurchased by the Company under this agreement are being deposited in the corporate treasury and will either be used for internal purposes or retired. Retired shares will resume the status of authorized but unissued shares.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Midwest Stock Exchanges. Copies of these reports must also be furnished to the Company.

      Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during 1994 all filing requirements applicable to its executive officers, directors and 10% holders were complied with, except for one report covering one transaction which was filed late by Mr. John Schafer, Vice-President-Purchasing of the Company. This report was filed promptly after the Company's discovery of the transaction.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      If any stockholder intends to present a proposal to be considered for action at the 1996 Annual Meeting, the proposal must be in proper form and received by the Secretary of the Company on or before October 11, 1995 for review and consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

      The Company's management does not know of any other matter to be presented for action at the meeting. If any other matter should be properly presented at the meeting however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

                                                        WM. M. PIET, Secretary

Chicago, February 8, 1995

(Proxy for Stockholders of Record)

(FRONT)

Wm. WRIGLEY Jr. Company                       PROXY FORM

Control Number:                             Mark votes /X/


  COMMON:
 CLASS B:

                    FOR*   WITHHELD
1.  Election of
    Directors.      / /      / /
    (see reverse)

 *For all nominee(s), except vote withheld from the following:


                     FOR      AGAINST    ABSTAIN
2.  Appointment
    of Auditors.     / /        / /        / /
    (see reverse)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
                                         / /

                                      Change of
                                      Address
                                    (see reverse)


SIGNATURE                      DATE               , 1995


SIGNATURE                      DATE               , 1995


Note: Please sign exactly as your name appears on this form. Joint owners should each sign personally.
Corporation proxies should be signed by an authorized officers. Executors, administrators, trustees, etc.
should so indicate when signing.

(BACK)

Wm. WRIGLEY Jr. Company                       PROXY FORM


This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 9, 1995.

This proxy will be voted as specified by the stockholder.
If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR
Proposal 2.

The stockholder(s) represented herein appoint(s)
William Wrigley, Robert P. Billingsley, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 9,
1995, at 9:00 a.m. and at any adjournment thereof, as specified in this proxy.

PROPOSAL 1/ELECTION OF DIRECTORS

The nominees are:
Charles F. Allison III, Lee Phillip Bell,
Robert P. Billingsley, R. Darrell Ewers,
Gary E. Gardner, Penny Pritzker,
Richard K. Smucker, William Wrigley and
William Wrigley, Jr.

PROPOSAL 2/APPOINTMENT OF AUDITORS

To ratify the appointment of independent auditors, Ernst & Young, for the year ending December 31, 1995.


Your vote is important!
Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

Change of Address:

(If you have written in the above space, please mark the "Change of Address" box on the reverse of this card)

(Proxy for Special Investment and Savings Plan Participants)

(FRONT)

Wm. WRIGLEY Jr. Company                       PROXY FORM

Control Number:                             Mark votes /X/


  COMMON:
 CLASS B:

                    FOR*   WITHHELD
1.  Election of
    Directors.      / /      / /
    (see reverse)

 *For all nominee(s), except vote withheld from the following:


                     FOR      AGAINST    ABSTAIN
2.  Appointment
    of Auditors.     / /        / /      / /
    (see reverse)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                        / /

                                      Change of
                                      Address
                                    (see reverse)


SIGNATURE                      DATE               , 1995


Note: Please sign exactly as your name appears on this form.

(BACK)

Wm. WRIGLEY Jr. Company                       PROXY FORM


This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 9, 1995.

The Trustee of the Special Investment & Savings Plan for
Wrigley employees is instructed to vote the shares as specified by the stockholder. If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR Proposal 2.

The stockholder(s) represented herein appoint(s)
William Wrigley, Robert P. Billingsley, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 9,
1995, at 9:00 a.m. and at any adjournment thereof, as specified in this proxy.

PROPOSAL 1/ELECTION OF DIRECTORS

The nominees are:
Charles F. Allison III, Lee Phillip Bell,
Robert P. Billingsley, R. Darrell Ewers,
Gary E. Gardner, Penny Pritzker,
Richard K. Smucker, William Wrigley and
William Wrigley, Jr.

PROPOSAL 2/APPOINTMENT OF AUDITORS

To ratify the appointment of independent auditors, Ernst & Young, for the year ending December 31, 1995.

Your vote is important!
Please sign and date on the reverse and return promptly in the enclosed postage-paid envelope.
If you attend the meeting, you may revoke your proxy and vote in person.

Change of Address:

(If you have written in the above space, please mark the "Change of Address" box on the reverse of this card)